CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Suprema Specialties Inc.
Paterson, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-06599 and No.333-60212) of Suprema Specialties, Inc. of our reports dated August 7, 2001 relating to the financial statements and schedule of Suprema Specialties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Woodbridge, New Jersey
September 26, 2001